Exhibit 10.59
BOND PURCHASE AGREEMENT
$74,685,000
PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
Water Facilities Revenue Bonds
(Aqua Pennsylvania, Inc. Project)
Series B of 2009
Bond Purchase Agreement dated October 20, 2009, (this “Bond Purchase Agreement”) among the PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY (the “Authority”), AQUA PENNSYLVANIA, INC., a Pennsylvania corporation (the “Company”), and JEFFERIES & COMPANY, Inc., a Delaware Corporation (the “Representative”), on behalf of itself and as representative of the underwriters identified on Schedule I attached hereto (collectively, the “Underwriters”).
Section 1. Background.
(a) The Authority proposes to enter into a Financing Agreement (the “Financing Agreement”) dated as of October 15, 2009 with the Company, under which the Authority will agree to loan to the Company funds to (i) finance certain capital costs of the construction, acquisition and installation of modifications, expansions and replacements of water distribution, treatment and related operating systems located in the counties of Montgomery, Bucks, Chester, Delaware, and Mercer in Pennsylvania (the “Facilities”) that are part of the Company’s system (the “System”) for the distribution of water to its customers, and (ii) pay related financing costs (collectively, the “Project”). To finance the loan under the Financing Agreement, the Authority proposes to issue and sell $74,685,000 aggregate principal amount of its Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2009 (the “Bonds”) to the Underwriters, who will in turn reoffer the Bonds for sale to the public.
(b) The Bonds will be issued pursuant to the Pennsylvania Economic Development Financing Law, Act of August 23, 1967, P.L. 251, as amended and supplemented (the “Act”), a resolution adopted by the Authority on October 1, 2009 (the “Authority Resolution”) and a Trust Indenture, dated as of October 15, 2009 (the “Trust Indenture”), between the Authority and U.S. Bank National Association, as trustee (the “Trustee”). The Bonds will have such terms as are set forth in Schedule I attached hereto.

The Bonds will be payable out of payments by the Company under the Financing Agreement, including payments under its First Mortgage Bond, 5.00% Series due 2040 in the principal amount of $62,165,000 and its First Mortgage Bond, 4.750% Series due 2040 in the principal amount of $12,520,000 (together, the “First Mortgage Bonds”) issued with respect to the Bonds. The First Mortgage Bonds will be issued under and secured by the Company’s Indenture of Mortgage dated as of January 1, 1941 (the “Indenture of Mortgage”), from the Company to The Bank of New York Mellon Trust Company, N.A., as trustee (successor to The Pennsylvania Company for Insurance on Lives and Granting Annuities, The Pennsylvania Company for Banking and Trusts, The First Pennsylvania Banking and Trust Company, First Pennsylvania Bank, N.A., CoreStates Bank, N.A., Mellon Bank, N.A., Chase Manhattan Trust Company, National Association and J.P. Morgan Trust Company, National Association) (the “Mortgage Trustee”), as presently amended and supplemented and as to be further supplemented by a Forty-fifth Supplemental Indenture of Mortgage to be dated as of October 15, 2009, (the “Forty-fifth Supplemental Mortgage”, which together with the Indenture of Mortgage, as amended and supplemented, is referred to hereinafter as the “Mortgage”). Each of the First Mortgage Bonds will be issued in the same aggregate principal amount, and will mature on the same date and bear interest at the same rate as the Bonds that it secures. All of the Authority’s rights under the Financing Agreement to receive and enforce repayment of its loan to the Company and to enforce payment of the Bonds, including all of the Authority’s rights to the First Mortgage Bonds, and all of the Authority’s rights to moneys and securities in the Project Fund, the Revenue Fund and the Debt Service Fund (and the accounts within all such Funds applicable to the Bonds) established by the Trust Indenture, except for the Authority’s rights to certain fees and reimbursements for expenses, indemnification and notice thereunder and rights relating to amendments of and notices under the Financing Agreement, will be assigned to the Trustee as security for the Bonds pursuant to the Trust Indenture.
(c) The Project will finance the acquisition, construction, installation and equipping of facilities for the furnishing of water for purposes of Section 142(a)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), so that the interest on the Bonds will not be includable in gross income for federal income tax purposes under the Code and the Underwriters may offer the Bonds for sale without registration under the Securities Act of 1933, as amended (the “1933 Act”), or qualification of the Trust Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
(d) A Preliminary Official Statement dated October 9, 2009, including the Appendices thereto and all documents incorporated therein by reference (the “Preliminary Official Statement”), has been supplied to the parties hereto, and a final Official Statement to be dated the date hereof, including the Appendices thereto and all documents incorporated therein by reference, prepared for use in such offerings will be supplied to the parties hereto as soon as it is available, subject to Section 10 hereof (such final Official Statement, as it may be amended or supplemented with the consent of the Authority, the Representative and the Company, is hereinafter referred to as the “Official Statement”).
Section 2. Purchase, Sale and Closing. On the terms and conditions herein set forth, the Underwriters will buy from the Authority, and the Authority will sell to the Underwriters, all (but not less than all) of the Bonds at a purchase price equal to $73,875,469.55 which is equal to the $74,685,000 aggregate principal amount of the Bonds, plus net original issue premium of $310,744.55, less the underwriting discount of $1,120,275.00. Payment for the Bonds shall be made in immediately available funds to the Trustee for the account of the Authority. Closing (the “Closing”) will be at the offices of Ballard Spahr LLP, Philadelphia, Pennsylvania (“Bond Counsel”), at 10:00 a.m., Eastern Standard Time, on November 17, 2009 or at such other date, time or place or in such other manner as may be agreed on by the parties hereto. The Bonds will be delivered as fully registered bonds in the aggregate principal amount of $74,685,000 in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), with CUSIP numbers printed thereon, and shall conform in all respects to DTC’s Book-Entry Only System. Delivery of the Bonds to DTC will be made by delivering the Bonds to the Trustee utilizing the DTC FAST system. If the Representative so requests, the Bonds shall be made available to the Underwriters (prior to their delivery to DTC) in Philadelphia, Pennsylvania at least three full business days before the Closing for purposes of inspection.

The Underwriters agree to make a bona fide public offering of the Bonds at the initial offering prices or yields set forth in the Official Statement; provided, however, that the Underwriters reserve the right (and the Authority and the Company hereby expressly acknowledge such right): to make concessions to dealers; to effect transactions that stabilize or maintain the market price of the Bonds above that which might otherwise prevail in the open market and to discontinue at any time such stabilizing transactions; and to change such initial offering prices, all as the Underwriters shall deem necessary in connection with the marketing of the Bonds.
Section 3. Authority’s Representations. The Authority makes the following representations on and as of the date hereof, all of which shall survive Closing:
(a) The Authority is a body politic and corporate, duly created and existing under the Constitution and laws of the Commonwealth of Pennsylvania (the “Commonwealth”), including the “Act”, and has, and at the date of Closing will have, full legal right, power and authority to: enter into this Bond Purchase Agreement; execute and deliver the Bonds, the Trust Indenture, the Financing Agreement, this Bond Purchase Agreement and the Authority’s tax certificate and the other various certificates executed by the Authority in connection therewith (collectively, with the Authority Resolution, the “Authority Financing Documents”); issue, sell and deliver the Bonds to the Underwriters as provided herein; and carry out and consummate the transactions contemplated by the Authority Financing Documents and the Official Statement to be carried out and/or consummated by it.
(b) The Authority Resolution was duly adopted at a public meeting of the Authority at which a quorum was present and acted throughout; and the Authority Resolution is in full force and effect and has not been amended, repealed or superseded in any way.
(c) The sections entitled “INTRODUCTORY STATEMENT” (solely insofar as it relates to the Authority), “THE AUTHORITY” and “ABSENCE OF MATERIAL LITIGATION” (solely insofar as the information set forth therein relates to the Authority) contained in the Preliminary Official Statement as of its date did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(d) The sections entitled “INTRODUCTORY STATEMENT” (solely insofar as it relates to the Authority), “THE AUTHORITY” and “ABSENCE OF MATERIAL LITIGATION” (solely insofar as the information set forth therein relates to the Authority) contained in the Official Statement as of its date does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(e) The Authority has complied, and will at the Closing be in compliance, in all material respects with the provisions of the Act.
(f) The Authority has duly authorized and approved the Preliminary Official Statement and the Official Statement; and has duly authorized and approved the execution and delivery of, and the performance by the Authority of the obligations on its part contained in, the Authority Financing Documents.
(g) To the best of the knowledge of the Authority after due inquiry, the Authority is not in material breach of or in default under any applicable law or administrative regulation of the Commonwealth or the United States; and the execution and delivery of the Authority Financing Documents, and compliance with the provisions of each thereof, do not and will not conflict with or constitute a breach of or default under any existing law, administrative regulation, judgment, decree, loan agreement, note, resolution, agreement or other instrument to which the Authority is a party or is otherwise subject.
(h) All approvals, consents and orders of any governmental authority, board, agency or commission having jurisdiction that would constitute a condition precedent to the Authority’s legal ability to issue the Bonds or to the Authority’s performance of its obligations hereunder and under the Authority Financing Documents have been obtained or will be obtained prior to the Closing.
(i) The Bonds, when issued, authenticated and delivered in accordance with the Trust Indenture and sold to the Underwriters as provided herein, will be validly issued and will be valid and binding limited obligations of the Authority enforceable against the Authority in accordance with their terms (except as enforcement may be affected by bankruptcy, insolvency, reorganization, moratorium or other laws or legal or equitable principles affecting the enforcement of creditors’ rights (“Creditors’ Rights Limitations”)).
(j) The terms and provisions of the Authority Financing Documents when executed and delivered by the respective parties thereto will constitute the valid, legal and binding obligations of the Authority enforceable against the Authority in accordance with their respective terms (except as enforcement of remedies may be limited by Creditors’ Rights Limitations).
(k) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, or public board or body, pending or, to the knowledge of the Authority after due inquiry, threatened against the Authority, affecting the existence of the Authority or the titles of its officers to their respective offices or seeking to prohibit, restrain or enjoin the sale, issuance or delivery of the Bonds or of the revenues or assets of the Authority pledged or to be pledged to pay the principal of and interest on the Bonds, or the pledge thereof, or in any way contesting or affecting the validity or enforceability of the Authority Financing Documents or contesting in any way the completeness or accuracy of the Preliminary Official Statement or the Official Statement, or contesting the power or authority of the Authority with respect to the issuance of the Bonds or the execution, delivery or performance of any of the Authority Financing Documents, wherein an unfavorable decision, ruling or finding would affect in any way the validity or enforceability of any of the Authority Financing Documents.

(1) The net proceeds received from the Bonds and applied in accordance with the Trust Indenture and the Financing Agreement shall be used in accordance with the Act as described in the Official Statement.
(m) Any certificate signed by any of the authorized officers of the Authority and delivered to the Representative shall be deemed a representation and warranty by the Authority to the Underwriters as to the statements made therein.
Section 4. Company’s Representations and Warranties. The Company makes the following representations and warranties on and as of the date hereof and as of the date of Closing, all of which will survive the Closing:
(a) The Company has not sustained, since December 31, 2008, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Official Statement, there have not been any material changes in the outstanding capital stock or the long-term debt of the Company or any material adverse change, or a development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholder’s equity or results of operations of the Company, otherwise than as set forth or contemplated in the Official Statement.
(b) The Company was organized, is in good standing and subsists as a corporation under the laws of the Commonwealth, with power (corporate and other) to own its properties and conduct its business as described in the Official Statement.
(c) The First Mortgage Bonds have been duly authorized and, when issued and delivered as contemplated by this Bond Purchase Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (except as may be affected by Creditors’ Rights Limitations) entitled to the benefits provided by the Mortgage.

(d) The Indenture of Mortgage has been duly authorized, executed and delivered by the Company, and the Forty-fifth Supplemental Mortgage has been duly authorized by the Company. When the Forty-fifth Supplemental Mortgage, in substantially the form approved by the Representative and Bond Counsel, has been executed and delivered by the Company and assuming due authorization and execution by the Mortgage Trustee, and recorded as required by law, the Mortgage will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms except as enforceability may be affected by Creditors’ Rights Limitations; will constitute a direct, valid and enforceable first mortgage lien (except as enforceability of such lien may be affected by Creditors’ Rights Limitations) upon all of the properties and assets of the Company (not heretofore released as provided for in the Mortgage) specifically or generally described or referred to in the Mortgage as being subject to the lien thereof, excepting permitted liens under the Mortgage and excepting property and assets that the Mortgage expressly excludes from the lien thereof; and will create a mortgage upon all properties and assets acquired by the Company after the execution and delivery of the Forty-fifth Supplemental Mortgage and required to be subjected to the lien of the Mortgage pursuant thereto when so acquired, except for permitted liens under the Mortgage. The Indenture of Mortgage has been and the Forty-fifth Supplemental Mortgage will be duly filed, recorded or registered in each place in the Commonwealth in which such filing, recording or registration was or is required to protect and preserve the lien of the Mortgage; and all necessary approvals of regulatory authorities, commissions and other governmental bodies having jurisdiction over the Company required to subject the mortgaged properties and assets or trust estate (as defined in the Mortgage) to the lien of the Mortgage have been duly obtained.
(e) With only such exceptions as are not material and do not interfere with the conduct of the business of the Company, the Company has good and marketable title to all of its real property currently held in fee simple, and all of its other interests in real property (other than certain rights of way, easements, occupancy rights, riparian and flowage rights, licenses, leaseholds and real property interests of a similar nature). In each case such title is free and clear of all liens, encumbrances and defects except such as may be described in the Official Statement, the lien of the Mortgage, permitted liens under the Mortgage or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.
(f) With only such exceptions as are not material and do not interfere with the conduct of the business of the Company, the Company has all licenses, franchises, permits, authorizations, rights, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the properties owned or leased by it and for the operation of the business carried on by it as described in the Official Statement, and all water rights, riparian rights, easements, rights of way and other similar interests and rights described or referred to in the Mortgage necessary for the operation of the business carried on by it as described in the Official Statement. Except as otherwise set forth in the Official Statement, all such licenses, franchises, permits, orders, authorizations, rights, approvals and consents are in full force and effect and contain no unduly burdensome provisions. Except as otherwise set forth in the Official Statement, there are no legal or governmental proceedings pending or, to the knowledge of the Company after due inquiry, threatened that would result in a material modification, suspension or revocation thereof. The Company has the legal power to exercise the rights of eminent domain for the purposes of conducting its water utility operations.

(g) The issue and sale of the Bonds, the issue and delivery of the First Mortgage Bonds and the compliance by the Company with all of the applicable provisions of the First Mortgage Bonds and the Mortgage and the execution, delivery and performance by the Company of the Forty-fifth Supplemental Mortgage, the Financing Agreement, this Bond Purchase Agreement and the Continuing Disclosure Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Mortgage) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such action result in a violation of the provisions of the Articles of Incorporation, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property. No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body (other than those already obtained) is required to be obtained by the Company for the issue and sale of the Bonds, the issue and delivery of the First Mortgage Bonds, the execution, delivery and performance by the Company of this Bond Purchase Agreement, the Financing Agreement, the Forty-fifth Supplemental Mortgage, the First Mortgage Bonds and the Continuing Disclosure Agreement, or the consummation by the Company of the other transactions contemplated by this Bond Purchase Agreement or the Mortgage.
(h) The Company has obtained from the Pennsylvania Public Utility Commission an order duly authorizing the issuance and delivery of the First Mortgage Bonds by the Company and the incurring of the debt evidenced thereby, on terms not inconsistent with this Bond Purchase Agreement.
(i) The Company is not a holding company, a registered holding company or an affiliate of a registered holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.
(j) There are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject, other than as set forth in the Official Statement, wherein an unfavorable ruling, decision or finding would have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company; and, to the best of the Company’s knowledge after due diligence, no such proceedings are threatened by governmental authorities or threatened by others.
(k) The Project consists of either land or property of a character subject to depreciation for federal income tax purposes and will be used to furnish water that is or will be made available to members of the general public (including electric utility, industrial, agricultural, or commercial users); the rates for the furnishing or sale of the water have been established or approved by a state or political subdivision thereof, by an agency or instrumentality of the United States, or by a public service or public utility commission or other similar body of any state or political subdivision thereof; and all other information supplied by the Company to the Representative with respect to the exclusion from gross income pursuant to Section 103 of the Code of the interest on the Bonds is correct and complete.

(l) The Company has not, within the immediately preceding ten (10) years, defaulted in the payment of principal or interest on any of its bonds, notes or other securities, or any legally authorized obligation issued by it.
(m) The information with respect to the Company and the Project and the descriptions of the First Mortgage Bonds and the Mortgage contained in the Preliminary Official Statement and the Official Statement (including appendices A and B thereto) do not contain any untrue statement of a material fact or omit to state any material fact necessary to be stated therein in order to make such information and descriptions, in the light of the circumstances under which they were made, not misleading.
Section 5. Authority’s Covenants. The Authority will:
(a) Furnish such information, execute such instruments and take such other action in cooperation with the Representative as the Representative may reasonably request to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions in the United States of America as the Representative may designate and will assist, if necessary therefor, in the continuance of such qualifications in effect so long as required for distribution of the Bonds; provided, however, that the Authority shall in no event be required to file a general consent to suit or service of process or to qualify as a foreign corporation or as a dealer in securities in any such state or other jurisdiction.
(b) Not, on its part, amend or supplement the Official Statement without prior notice to and the consent of the Representative and the Company and will advise the Representative and the Company promptly of the institution of any proceedings by any governmental agency or otherwise affecting the use of the Official Statement in connection with the offer and sale of the Bonds.
(c) Refrain from knowingly taking any action (and permitting any action with regard to which the Authority may exercise control) that would result in the loss of the exclusion from gross income for federal income tax purposes of interest on the Bonds.
Section 6. Company’s Covenants. The Company agrees that it will:
(a) Refrain from knowingly taking any actions (and from permitting any action with regard to which the Company may exercise control) that would result in the loss of the exclusion from gross income for federal tax purposes of interest on the Bonds.

(b) Indemnify and hold harmless the Authority, its members, directors, officers, agents, attorneys, and employees and the Underwriters, their respective officers, directors, officials, agents, attorneys, employees, and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), from and against all losses, claims, damages, liabilities and expenses, joint or several, to which the Authority and the Underwriters, or either of them, or any of their respective members, directors, officers, agents, attorneys, and employees and each person, if any, who controls the Underwriters within the meaning of the 1933 Act or 1934 Act as aforedescribed may become subject, under federal laws or regulations, or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon: (i) a breach of the Company’s representations included in this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact pertaining to the Project or the Company set forth in the Official Statement, the Preliminary Official Statement or any amendment to either; (iii) the willful or negligent omission of (or the alleged omission to state) a material fact in the Official Statement, the Preliminary Official Statement, or any amendment or supplement to either, as such fact is required to be stated therein or necessary to make the statements therein that pertain to the Company or the Project not misleading in the light of the circumstances under which they were made; (iv) or arising by virtue of the failure to register the Bonds under the 1933 Act or the failure to qualify the Trust Indenture under the 1939 Act; or (v) arising by virtue of any audit or investigation conducted by a state or federal agency, department or entity questioning, among other things, the tax-exempt status of the Bonds.
(c) Undertake, pursuant to the Continuing Disclosure Agreement dated as of November 17, 2009 to be entered into between the Company and the Trustee (the “Continuing Disclosure Agreement”), to provide annual reports and notices of certain material events in accordance with Rule l5c2-l2 under the 1934 Act, as amended (“Rule 15c2-12”).
(d) Not amend or supplement the Official Statement without prior notice to, and the consent of, the Representative, and will advise the Representative and the Authority promptly of the institution of any proceedings by any governmental agency or otherwise affecting the use of the Official Statement in connection with the offer and the sale of the Bonds.
(e) Take all actions reasonably necessary to maintain in effect and to comply with the order of the Commonwealth Public Utility Commission dated October 15, 2009, registering the Securities Certificate for the issuance of the First Mortgage Bonds in support of the Bonds.
Section 7. Underwriters’ Covenant and Compensation.
(a) By acceptance hereof, each of the Underwriters, on a several (according to their respective percentages on Schedule I) but not joint basis, agrees to indemnify and hold harmless the Authority, its members, directors, officers, agents, attorneys, and employees and the Company, its officers, directors, agents, attorneys, and employees and each person if any, who controls the Company within the meaning of Section 15 of the 1933 Act against all or several claims, losses, damages, liabilities and expenses asserted against them, or any of them, at law or in equity, in connection with the offering and sale of the Bonds on the grounds that the information under the caption “UNDERWRITING” in the Preliminary Official Statement or the Official Statement (or any supplement or amendment to said information) contains an untrue or allegedly untrue statement of a material fact or omits or allegedly omits to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made (it being understood that the Underwriters furnished only the information under such “UNDERWRITING” heading), or failure on the part of the Underwriters to deliver an Official Statement to any purchaser. The Underwriters will reimburse any legal or other expenses reasonably incurred by a party, person or entity indemnifiable under this Section 7 in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. The Underwriters shall not be liable for any settlement of, any such action effected without its consent.

(b) The Underwriters will be paid an underwriting discount of $1,120,275 with respect to the Bonds.
(c) The Underwriters acknowledge that the Authority is relying upon the accuracy of the certification in clause (b) above on the date hereof as a condition precedent to lending the proceeds of the Bonds to the Company.
Section 8. Notice of Indemnification; Settlement. Promptly after a party, person or entity indemnifiable under Section 6 or 7 of this Bond Purchase Agreement (an “Indemnitee”) receives notice of the commencement of any audit, investigation or action against such Indemnitee in respect of which indemnity is to be sought by the Indemnitee against the Company or any of the respective Underwriters, as the case may be (the “Indemnifying Party”), the Indemnitee will notify the Indemnifying Party in writing of such action, and the Indemnifying Party may assume the defense thereof, including the employment of counsel and the payment of all expenses; but the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to the Indemnitee otherwise than hereunder. The Indemnifying Party shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such action, the Indemnifying Party will indemnify and hold harmless the Indemnitee from and against any loss or liability by reason of such settlement or judgment. The indemnity agreements contained in this Bond Purchase Agreement shall include reimbursement for expenses reasonably incurred by an Indemnitee in investigating the claim and in defending it if the Indemnifying Party declines to assume the defense and shall survive delivery of the Bonds. Notwithstanding the foregoing, in the event of an investigation or audit by the Internal Revenue Service or the Securities and Exchange Commission or any other state or federal agency, department, or entity with respect to the Bonds, the Authority shall have the right and duty to undertake its own defense, including the employment of counsel, with full power to litigate, compromise or settle the same on its own behalf, and the Company agrees that it will indemnify and hold the Authority harness for all costs and expenses, including, but not limited to, attorney fees and expenses and costs, of any such settlement.

Section 9. Equitable Contribution. If the indemnification provided for in Section 6(b) of this Bond Purchase Agreement is unavailable to any of the respective Underwriters (or any controlling person thereof) in respect of any losses, claims, damages or liabilities referred to therein, then the Company shall, in lieu of indemnifying each or any of the respective Underwriters, contribute to the amount paid or payable by each or any of the Underwriters as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively, from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Underwriters in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each or any of the Underwriters, respectively, in connection with the statements or omission which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company or the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting issuance costs and expenses other than underwriting fees and commissions) received by the Company, on the one hand, bear to the total Underwriting fees and commissions received by the Underwriters, on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or each of the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by each of the Underwriters as a result of the losses, claims, damages or liabilities referred to above in this Section 9 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount of the discount allowed to each Underwriter as set forth in Section 7(b) hereof.
Section 10. Official Statement; Public Offering.
(a) In order to enable the Underwriters to comply with Rule l5c2-l2, the Company has prepared (or caused to be prepared) the Preliminary Official Statement, which the Company and the Authority (in the case of the Authority, only with respect to the information therein under the headings “THE AUTHORITY” and, insofar as they relate to the Authority, “INTRODUCTORY STATEMENT” and “ABSENCE OF MATERIAL LITIGATION”) deem final and complete as of its date except for certain permitted omissions as described in Rule l5c2-l2. The Company shall provide to the Representative sufficient copies of the Official Statement in sufficient time to accompany any confirmation that requires payment from any customer and in any event within seven (7) business days after the date of this Bond Purchase Agreement. If the Company, during the period described in Section l0(b) below, has or gains knowledge of a fact or circumstance that would render the Official Statement misleading in any material respect, then the Company shall promptly give the Representative written notice thereof. The Authority and the Company hereby authorize the use of the Preliminary Official Statement and the Official Statement by the Underwriters in connection with the offering of the Bonds.

(b) The Authority and the Company will not adopt or distribute any amendment of or supplement to the Official Statement, except with the prior written consent of the Representative. If from the date hereof until the earlier of (i) ninety (90) days after the end of the underwriting period (as defined in Rule l5c2-12) or (ii) the time when the Official Statement is available to any person from the Repository with which it has been deposited, but in no case less than twenty-five (25) days following the end of the underwriting period, any event relating to or affecting the Authority, the Company or the Bonds shall occur, the result of which shall make it necessary, in the opinion of the Representative, to amend or supplement the Official Statement in order to make it not misleading in the light of the circumstances existing at that time, the Company shall forthwith prepare, and the Company and the Authority shall approve for distribution, a reasonable number of copies of an amendment of or supplement to the Official Statement, in form and substance reasonably satisfactory to the Underwriters, so that the Official Statement then will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at that time, not misleading. The Authority shall cooperate with the Company in the issuance and distribution of any such amendment or supplement.
(c) Upon Closing, the Representative shall promptly provide the Municipal Securities Rulemaking Board (which as of July 1, 2009 is the only nationally recognized municipal securities information repository) with a copy of the Official Statement for filing in accordance with Rule 15c2-l2, and inform the Authority and the Company in writing as to the date and place of such filing and the date of the end of the underwriting period.
Section 11. Conditions of Underwriters’ and Authority’s Obligations. The Underwriters’ obligations to purchase and pay for the Bonds and the Authority’s obligation to issue and deliver the Bonds are subject to fulfillment of the following conditions at or before Closing:
(a) The representations of the Authority and the Company herein, as applicable, shall be true in all material respects on and as of the date of the Closing and shall be confirmed by appropriate certificates at Closing.
(b) Neither the Authority nor the Company, as applicable, shall be in default in the performance of any of their respective covenants herein.
(c) The Representative shall have received:
(i) An opinion of Ballard Spahr LLP, Bond Counsel, dated the date of Closing, substantially in the form attached as Appendix E to the Preliminary Official Statement, addressed to (or with reliance letters delivered in respect of) the Authority, the Trustee, the Company and the Representative.
(ii) An opinion of Ballard Spahr LLP, Bond Counsel, dated the date of Closing, substantially in the form attached as Exhibit A hereto, addressed to the Representative.
(iii) An opinion of the Office of Chief Counsel of the Pennsylvania Department of Community and Economic Development, as counsel for the Authority, dated the date of Closing, substantially in the form attached as Exhibit B hereto, addressed to the Representative, the Trustee, the Company and Bond Counsel.
(iv) An opinion of Dilworth Paxson LLP, counsel to the Company, and the Company’s Senior Vice President-Law and Administration, dated the date of Closing, substantially in the forms attached as Exhibit C hereto, addressed to the Representative, the Authority and Bond Counsel.

(v) An agreed upon procedures letter dated the date of the Official Statement and addressed to the Company and the Representative from the Company’s auditor with respect to financial information set forth in Appendix A and Appendix B to the Official Statement, in form and substance reasonably satisfactory to the Company’s auditor and the Representative.
(vi) A certificate dated the date of Closing executed by the Executive Director of the Authority and addressed to the Representative to the effect that, to the best of his or her respective knowledge:
(A) the representations and warranties of the Authority contained herein are true and correct in all material respects as of the date of Closing; and
(B) the Authority has complied in all material respects with all agreements executed by the Authority in connection with issuance of the Bonds and satisfied in all material respects the Authority’s covenants contained in Section 5 herein and all of the conditions on its part to be performed or satisfied at or prior to the Closing.
(vii) A certificate dated the date of Closing executed by the chief financial officer of the Company and addressed to the Representative to the effect that, to the best of his knowledge:
(A) the representations and warranties of the Company in this Bond Purchase Agreement are true and correct in all material respects as of the date of Closing;
(B) the Preliminary Official Statement and the Official Statement, as of their respective dates, insofar as they relate to the Company, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, under the circumstances in which they were made, not misleading in any respect; and
(C) no event affecting the Company has occurred since the date of this Bond Purchase Agreement that is required to be disclosed in the Official Statement or necessary in order to make the statements and information therein not misleading in any material respect.
(viii) Two executed copies of the Trust Indenture, the Financing Agreement, the Bond Purchase Agreement, the Forty-fifth Supplemental Mortgage and the Continuing Disclosure Agreement and specimen copies of the First Mortgage Bonds.
(ix) Two copies of the Articles of Incorporation and Bylaws of the Company, as amended to the date of Closing, and of the resolutions of the Board of Directors of the Company authorizing and approving the execution and delivery of this Bond Purchase Agreement, the Financing Agreement, the First Mortgage Bonds, the Forty-fifth Supplemental Mortgage, the Continuing Disclosure Agreement and the incurrence of indebtedness with respect thereto and all transactions described in the Official Statement and contemplated by this Bond Purchase Agreement, all certified by its Secretary or Assistant Secretary.

(x) Two copies of the Authority Resolution.
(xi) One or more letters from the Company’s auditor, dated the date of the Preliminary Official Statement and the Official Statement and addressed to the Company and the Representative, consenting to the use of the financial statements reported upon by such firm and all references to such firm contained in the Preliminary Official Statement and the Official Statement.
(xii) Evidence satisfactory to the Representative of a long-term credit rating of “AA-” and a recovery rating of “1+” assigned by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, and that such ratings are in full force and effect as of the date of Closing.
(xiii) Evidence satisfactory to Bond Counsel and the Representative of the receipt by the Authority of a Preliminary Allocation relating to the Bonds and of the registration of a Securities Certificate relating to the First Mortgage Bonds and the Bonds with the Pennsylvania Public Utility Commission.
(xiv) Such additional documentation, including, without limitation, legal opinions, as the Representative or its counsel, or Bond Counsel may reasonably request to evidence compliance with applicable law and the validity of the Bonds, the Financing Agreement, the Trust Indenture, this Bond Purchase Agreement, the Forty-fifth Supplemental Mortgage, the First Mortgage Bonds and the Continuing Disclosure Agreement, and to evidence that the interest on the Bonds is not includable in gross income under the Code and the status of the offering under the 1933 Act and the 1939 Act.
(d) At Closing there shall not have been any material adverse change in the financial condition of the Company or any adverse development concerning the business or assets of the Company that would result in a material adverse change in the prospective financial condition or results of operations of the Company from that described in the Official Statement, which, in the judgment of the Representative, makes it inadvisable to proceed with the sale of the Bonds; and the Representative shall have received certificates of the Company certifying that no such material adverse change has occurred or, if such a change has occurred, full information with respect thereto.
(e) The Representative shall deliver at Closing a certificate in form acceptable to Bond Counsel to the effect that the Underwriters have sold to the public (excluding bond houses and brokers) a substantial amount of the Bonds at initial offering prices no higher than, or yields no lower than, those shown on the cover page of the Official Statement and that such certificate may be relied upon for purposes of determining compliance with Section 148 of the Code.

Section 12. Events Permitting the Underwriters to Terminate. The Underwriters may terminate their obligation to purchase the Bonds at any time before Closing if any of the following occurs:
(a) A legislative, executive or regulatory action or proposed action, or a court decision, which in the reasonable judgment of the Representative casts sufficient doubt on the legality of, or the exclusion from gross income for federal income tax purposes of interest on, obligations such as the Bonds so as to materially impair the marketability or materially lower the market price of the Bonds.
(b) Any action by the Securities and Exchange Commission or a court that would require registration of the Bonds or the First Mortgage Bonds under the 1933 Act or qualification of the Trust Indenture under the 1939 Act.
(c) Any general suspension of trading in securities on the New York Stock Exchange or the establishment, by the New York Stock Exchange, by the Securities and Exchange Commission, by any federal or state agency, or by the decision of any court, of any limitation on prices for such trading, or any outbreak of new hostilities or other national or international calamity or crisis, or any material escalation in any such hostilities, calamity or crisis, the effect of which on the financial markets of the United States of America shall be such as to materially impair the marketability or materially lower the market price of the Bonds.
(d) Any event or condition occurring or arising after the date hereof, which in the reasonable judgment of the Representative renders untrue or incorrect, in any material respect as of the time to which the same purports to relate, the information contained in the Official Statement, or which requires that information not reflected in the Official Statement or Appendices thereto should be reflected therein in order to make the statements and information contained therein not misleading in any material respect as of such time; provided that the Authority, the Company and the Representative will use their best efforts to amend or supplement the Official Statement to reflect, to the reasonable satisfaction of the Representative, such changes in or additions to the information contained in the Official Statement.
(e) Pending or threatened litigation affecting or arising out of the ownership of the Facilities or any other facilities of the Company or the issuance of the Bonds, which, in the reasonable judgment of the Representative, would materially impair the marketability or materially lower the market price of the Bonds.
(f) Quantities of the Official Statement are not delivered to the Underwriters in a timely manner as required by Section 10 hereof.
If the Underwriters terminate their obligation to purchase the Bonds because any of the conditions specified in Section 11 hereof or this Section 12 shall not have been fulfilled at or before the Closing, such termination shall not result in any liability on the part of the Authority, the Underwriters or the Company, except for the obligations of the Company under Sections 6(b), 8, 9 and 14 which shall remain in full force and effect.

Section 13. [Intentionally Omitted]
Section 14. Expenses. All expenses and costs of the authorization, issuance, sale and delivery of the Bonds including, without limitation, accrued interest, the preparation of and furnishing to the Underwriters of the Preliminary Official Statement and the Official Statement, the preparation and execution of the Bonds, the Financing Agreement, the Trust Indenture, the First Mortgage Bonds, the Forty-fifth Supplemental Mortgage, the Continuing Disclosure Agreement and this Bond Purchase Agreement, rating agency fees, the issuance and closing fees of the Authority, the fees and disbursements of counsel to the Authority, the fees and disbursements of Bond Counsel, the fees and disbursements of counsel to the Underwriters and the expenses incurred in connection with qualifying the Bonds for sale under the securities laws of various jurisdictions and preparing a Blue Sky memorandum, if any, shall be paid by the Company from funds contributed by the Company and from proceeds of the Bonds. The Authority shall bear no out-of-pocket expense in connection with the transactions contemplated by this Bond Purchase Agreement. Each of the respective Underwriters will pay all other expenses it may incur in connection with the public offering of the Bonds.
Section 15. Execution in Counterparts. This Bond Purchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Bond Purchase Agreement by signing any such counterpart.
Section 16. Notices and Other Actions. All notices, requests, demands and formal actions hereunder will be in writing mailed, faxed (with confirmation of receipt) or delivered by nationally recognized, next-day delivery service to:

The Underwriters:	Jefferies & Company, Inc.,
as Representative of the Underwriters
9 Orchard View
Chadds Ford, PA 19317
Attention: George C. Werner, III, Managing Director
Fax #: (610) 388-0531
Email: gwerner@Jefferies.com

The Company:	Aqua Pennsylvania, Inc.
762 Lancaster Avenue
Bryn Mawr, PA 19010
Attention: Stephen F. Anzaldo, Treasurer
Fax #: (610) 519-0989
Email: sfanzaldo@aquaamerica.com

The Authority:	Pennsylvania Economic Development Financing Authority
Center for Private Financing
400 North Street, 4th Floor
Harrisburg, PA 17120-0225
Attention: Stephen Drizos, Executive Director
Fax #: (717) 787-0879
Email: sdrizos@state.pa.us

Section 17. Governing Law. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding those relating to choice of laws or conflict of laws, and may not be assigned by the Authority, the Company or the Underwriters.
Section 18. Successors. This Bond Purchase Agreement will inure to the benefit of and be binding upon the parties and their respective successors and, as to Sections 6, 7, 8 and 9 hereof, the Indemnitees, and will not confer any rights upon any other person. The term “successor” shall not include any holder of any Bonds merely by virtue of such holding.
Section 19. Limitations on Liability. No personal recourse shall be had for any claim based on this Bond Purchase Agreement or the Bonds against any board member, officer, agent, employee, or attorney past, present or future, of the Authority or any successor body as such, either directly or through the Authority or any successor body, under any constitutional provision, statute, or rule of law or by enforcement of any assessment or penalty or otherwise. Notwithstanding any provision or obligation to the contrary in this Bond Purchase Agreement, the liability of the Authority for payments of any kind, nature or description provided for herein or in any other document executed pursuant hereto shall be limited to the revenues derived by the Authority from the Financing Agreement.
(Signatures on next page)

IN WITNESS WHEREOF, the Authority, the Company and the Underwriters have caused their duly authorized officers to execute and deliver this Bond Purchase Agreement as of the date first written above.

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
By:	/s/ Stephen M. Drizos
STEPHEN M. DRIZOS
Executive Director

AQUA PENNSYLVANIA, INC.
By:	/s/ Stephen F. Anzaldo
STEPHEN F. ANZALDO
Treasurer

JEFFERIES & COMPANY, Inc., on its own behalf and as Representative of the Underwriters
By:	/s/ George C. Werner, III
GEORGE C. WERNER, III
Managing Director

SCHEDULE I
Underwriters

Jefferies & Company, Inc.	76%

Janney Montgomery Scott LLC	12%

PNC Capital Markets LLC	12%

SCHEDULE II
Terms of Bonds
Dated Date: November 17, 2009

Series	Maturity Date	Principal Amount	Rate of Interest	Price		Yield

2009B	November 15, 2040	$62,165,000	5.000%	100.979	*	4.875%

2009B	November 15, 2040	$12,520,000	4.750%	97.621		4.900%

*	Priced to first optional call date of November 15, 2019.
Interest Payment Dates: May 15 and November 15, commencing May 15, 2010
Redemption Provisions: The Bonds are subject to redemption as follows:
Optional Redemption. The Bonds are subject to optional redemption prior to maturity by the Authority, at the direction of the Company, on and after November 15, 2019, as a whole or in part at any time, at a redemption price equal to 100% of the principal amount thereof, plus interest accrued thereon to the date fixed for redemption.
Extraordinary Optional Redemption. The Bonds are subject to redemption, at any time prior to maturity, at the option of the Authority, upon the direction of the Company, in whole, at a Redemption Price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption, if any of the following events shall have occurred:
(a) the damage or destruction of all or substantially all of the Facilities to such extent, that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or
(b) the taking by condemnation, or the threat thereof, of all or substantially all of the Facilities or the taking by condemnation of any part, use or control of the Facilities so as to render them unsatisfactory to the Company for their intended use; or
(c) in the Company’s reasonable opinion, (1) unreasonable burdens or excessive liabilities shall have been Imposed upon the Company with respect to the Facilities or the operation thereof, including, but not limited to, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement other than ad valorem property taxes presently levied upon privately owned property used for the same general purposes as the Facilities, or (2) the continued operation of the Facilities is impractical, uneconomical or undesirable for any reason.

Any such redemption shall be on any date within 180 days following the occurrence of one of the events listed above permitting the exercise of the option.
Special Mandatory Redemption. The Bonds are subject to mandatory redemption, in part, on the first interest payment date for which notice can be given in accordance with the Trust Indenture after the Project has been completed and the certificate of the Company with respect thereto required by the Financing Agreement has been filed with the Authority and the Trustee, to the extent of any amounts transferred from the Project Fund to the Debt Service Fund pursuant to the Trust Indenture, at a Redemption Price of 100% of the principal amount of the Bonds to be redeemed, plus accrued interest thereon to the date fixed for redemption.
Selection shall be made and notice given in accordance with the Trust Indenture.

1735 Market Street, 51st Floor Philadelphia, PA 19103-7599 TEL 215.663.8500 FAX 215.864.8999 www.ballardspahr.com
EXHIBIT “A”
November 17, 2009
Jefferies & Company, Inc.,
as representative of the Underwriters
9 Orchard View
Chadds Ford, PA 19317

Re:	$74,685,000 aggregate principal amount of Pennsylvania Economic Development Financing Authority Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2009
Ladies and Gentlemen:
Reference is made to our approving opinion as Bond Counsel of even date herewith identified as Closing Item No. E-3 delivered to you concurrently herewith and relating to the above-referenced Bonds (the “Bonds”). At your request we have undertaken a review of certain other matters pertaining to the Bonds. All terms used but not defined herein shall have the same meanings ascribed to them in the Official Statement dated October 21, 2009 (the “Official Statement”) prepared in connection with the public offering of the Bonds.
Based on the review described in our approving opinion, it is our opinion that:
1. The Bond Purchase Agreement dated October 20, 2009 (the “Bond Purchase Agreement”), among you, as representative of the underwriters named therein, the Company and the Authority relating to the Bonds has been duly authorized, executed and delivered by the Authority and constitutes the legal, valid and binding obligation of the Authority enforceable against the Authority in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
2. It is not necessary in connection with the offering and sale of the Bonds to register the Bonds under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

A-1

Jefferies & Company, Inc.,
as representative of the Underwriters
November 17, 2009

3. The information in the Official Statement under the captions “INTRODUCTORY STATEMENT – Description of the Bonds,” “INTRODUCTORY STATEMENT – Security for the Bonds,” “THE BONDS” (other than the information under the sub-caption “Book-Entry Only System,” as to which we express no view) and “SECURITY FOR THE BONDS” (other than the information under the sub-captions “The Mortgage” and “Additional Parity Indebtedness” as to which we express no view) and the information set forth in Appendix C to the Official Statement (other than information under the heading “THE FIRST MORTGAGES BOND AND THE MORTGAGE” as to which we express no view), insofar as such information purports to summarize provisions of the Bonds, the Indenture and the Agreement, fairly and accurately summarizes in all material respects such information. The information in the Official Statement under the caption “TAX MATTERS” and the related information set forth on the outside front cover of the Official Statement accurately reflects in all material respects our firm’s opinion with respect to the matters discussed therein.
This letter is furnished by us solely for your benefit in connection with the provisions of the Bond Purchase Agreement and may not be relied upon by any other persons for any purpose without our express written permission.
Very truly yours,

A-2

COMMONWEALTH OF PENNSYLVANIA
GOVERNOR’S OFFICE OF GENERAL COUNSEL
EXHIBIT “B”

U.S. Bank National Association	Ballard Spahr Andrews & Ingersoll, LLP
Philadelphia, Pennsylvania	Philadelphia, Pennsylvania

Jefferies & Company, Inc.	Aqua Pennsylvania, Inc.
Chadds Ford, Pennsylvania	Bryn Mawr, Pennsylvania

Re:	Pennsylvania Economic Development Financing Authority Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2009
Ladies and Gentlemen:
The Office of Chief Counsel of the Pennsylvania Department of Community and Economic Development, which agency is responsible for providing staff services to Pennsylvania Economic Development Financing Authority (the “Authority”), a public body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania, has participated in the proceedings relating to the authorization and issuance of the Authority’s Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project), Series B of 2009, in the aggregate principal amount of $74,685,000 (the “Bonds”).
The Bonds are being issued under and pursuant to the Pennsylvania Economic Development Financing Law (Act No. 102, approved August 23, 1967, P.L. 251, as amended, including the amendments effected by Act No. 48, approved July 10, 1987, P.L. 273, and Act No. 74, approved December 17, 1993, P.L. 490) (the “Act”), a certain Trust Indenture dated as of October 15, 2009 (the “Indenture”) by and between the Authority and U.S. Bank National Association, as Trustee (the “Trustee”) and resolution of the Authority adopted on October 1, 2009 (the “Resolution”) authorizing the issuance of the Bonds.

The Bonds are being issued for the purpose of providing financing for a certain project (the “Project”) as more fully described in the Financing Agreement (hereafter defined), for the benefit of Aqua Pennsylvania, Inc. (the “Borrower”). The Project has been authorized and approved by the Montgomery County Industrial Development Authority for financing by the Authority pursuant to the Act.
The Authority and the Borrower have entered into a Financing Agreement dated as of October 15, 2009 (the “Financing Agreement”) providing, among other things, for a loan in the principal amount of the Bonds to pay costs of the Project and for the repayment of such loan by the Borrower in such amounts and at such times as are required to pay the interest on and the principal of the Bonds when due. Pursuant to the Indenture, the Authority has assigned to the Trustee all its rights, title and interest in, to and under the Loan Agreement (except as otherwise provided therein).
The Authority has entered into a Bond Purchase Agreement with Jefferies & Company, Inc., on its own behalf and as Representative for Janney Montgomery Scott LLC, PNC Capital Markets, Inc., and Jefferies & Company, Inc. (collectively, the “Underwriters”), and the Borrower dated October 20, 2009 (the “Bond Purchase Agreement”) providing for the offering and sale of the Bonds, and pursuant thereto the Authority has authorized the use of a Preliminary Official Statement dated October 9, 2009 (the “Preliminary Official Statement”) and an Official Statement dated October 21, 2009, in connection with the offering and sale of the Bonds (the “Official Statement”). The Indenture, the Financing Agreement and the Bond Purchase Agreement are sometimes referred to herein collectively as the “Authority Documents”.
In the course of serving as counsel to the Authority, the Office of Chief Counsel has examined the Indenture, the Financing Agreement, the Bond Purchase Agreement, and such legislation, proceedings, certificates, records, approvals, resolutions and other documents as have been deemed necessary for the purposes of this opinion.
The Office of Chief Counsel has assumed and relied upon the truth, completeness, authority and accuracy of all documents, certificates and instruments examined and the authenticity of all signatures thereon other than those of the Authority.
The Office of Chief Counsel has also assumed that each of the documents referred to herein are, where appropriate, duly authorized and executed by and valid and legally binding obligations of, and enforceable in accordance with their terms against all parties thereto other than the Authority and that the actions required to be taken or consents required to be obtained by such parties have been taken and obtained. In rendering this opinion, The Office of Chief Counsel has also assumed that such parties have acted in full compliance with the terms of all applicable laws, regulations and orders.
As to questions of fact material to this opinion, The Office of Chief Counsel has relied upon certificates and representations of officers and representatives of the Authority or of other public officials, without independent investigation.

The Office of Chief Counsel has not made any independent investigation in rendering this opinion other than the examination described above. This opinion is therefore qualified in all respects by the scope of that examination.
The Office of Chief Counsel’s opinions are specifically limited to the present internal laws of the Commonwealth of Pennsylvania (“Commonwealth”) and no opinion is expressed as to the effect the laws of any other jurisdiction may have upon the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.
Based upon the foregoing, and subject to the limitations, assumptions, qualifications and exceptions set forth herein, the Office of Chief Counsel is of the opinion that:
1. The Authority is a public body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania, organized and existing under the Act. Under the Act, and by the Resolution, the Authority has full power and authority to undertake the financing of the Project, to execute, deliver and perform its obligations under the Indenture, the Financing Agreement and the Bond Purchase Agreement and to issue and deliver the Bonds.
2. The Resolution has been duly adopted by the Authority in compliance with the Pennsylvania Sunshine Act of October 15, 1998, P.L. 729, No. 93 (65 P.S. § 701 et seq.) The Resolution complies in all respects with the procedural rules of the Authority and the requirements of Pennsylvania law, constitutes the legal, valid and binding act of the Authority and remains in full force and effect on the date hereof.
3. The Authority has duly authorized the execution and issuance of the Bonds and the execution and delivery of the Authority Documents. The Bonds have been duly and validly executed and delivered by the Authority and the Authority Documents have each been duly and validly executed and delivered by the Authority and the Bonds and each of the Authority Documents are valid and binding agreements of the Authority, enforceable against the Authority in accordance with their respective terms.
4. The directors and officers of the Authority identified in the Authority’s General Certificate delivered at the closing for the issuance of the Bonds have been duly elected or appointed, and are qualified to serve as such. To the best of our knowledge, no director or officer of the Authority has any financial interest, direct or indirect, in the Borrower or the Project or the financing thereof.
5. The Indenture, the Financing Agreement, the Bond Purchase Agreement and the Bonds have been duly authorized, executed and delivered by the Authority and, assuming due authorization, execution and delivery by the other parties thereto, constitute legal, valid and binding obligations of the Authority enforceable in accordance with their respective terms, except as enforcement may be limited by general principles of equity, regardless of whether applied in proceedings in equity or at law, or by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally.

6. The execution and the issuance by the Authority of the Bonds, the execution and delivery by the Authority of the Authority Documents and performance by the Authority of the Authority’s obligations under the Bonds and the Authority Documents, do not conflict with or constitute on the part of the Authority a violation of, breach of or default under any existing constitutional provision or statute of the Commonwealth applicable to the Authority, or, to our knowledge without having undertaken any independent investigation, any indenture, mortgage, deed of trust, resolution, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound and which is known to the Office of Chief Counsel, or, to our knowledge, without having undertaken any independent investigation, any order, rule or regulation of any court, governmental agency or body of the Commonwealth having jurisdiction over the Authority or any of its activities or property. In rendering the opinion set forth in this paragraph, we have relied without independent investigation on the representations of the Borrower that the Project will be located in Pennsylvania and will not be used in whole or in part for illegal activities.
7. To our knowledge, without having undertaken any independent investigation, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or threatened against the Authority, wherein an unfavorable decision, ruling or order would materially and adversely affect the obligations of the Authority under the Bonds.
8. Except for any approval, consent or authorization required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds, as to which no opinion is expressed, no additional or further approval, consent or authorization of any governmental or public agency or authority not already obtained is required by the Authority in connection with the issuance of delivery of the Bonds or the entering into and performance of its obligation under the Indenture, the Financing Agreement or the Bond Purchase Agreement.
9. The Authority has approved the distribution of the Preliminary Official Statement and the Official Statement by the Underwriter in connection with the offering of the Bonds.
10. The information contained in the Official Statement under the headings “INTRODUCTORY STATEMENT – The Authority,” “THE AUTHORITY” and “ABSENCE OF MATERIAL LITIGATION” (solely insofar as the information set forth therein relates to the Authority) has been reviewed and nothing has come to our attention which would lead us to believe that such information contains any untrue statement of a material fact or omits to state a material fact which is required to be stated therein or which is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect. Except as set forth in this paragraph, no opinion is expressed with respect to the adequacy or accuracy of the Official Statement or other information pertaining to the offering for sale of the Bonds.

The opinions expressed herein are subject in all respects to the following qualifications: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief, whether enforceability is considered in a proceeding in equity or at law; (b) no opinion is rendered as to the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or legal principles affecting creditors’ rights or remedies; (c) no opinion is rendered as to the creation, perfection or priority of any lien or security interest; (d) no opinion is rendered with respect to any “blue sky” or other securities laws of the Commonwealth or of other jurisdictions; and (e) no opinion is rendered with regard to any federal income tax law or regulation or any state tax law or regulation of the Commonwealth or of other jurisdictions.
No opinion is expressed as to the validity or enforceability of any provisions of the Authority Documents: (a) allowing any person or entity to institute judicial or non judicial proceedings or to exercise any other rights, without notice to the person or entity against whom enforcement is sought; (b) waiving any right or defense of any person or entity; (c) providing or implying the availability of self-help in any particular event or circumstances; (d) relating to court costs or legal fees which may be properly chargeable or recoverable in any judicial proceedings; and (e) relating to indemnification.
We call your attention to the fact that the Bonds are special and limited obligations of the Authority, payable solely from the payments derived by the Authority under the Financing Agreement. The Bonds are not obligations or liabilities of the Commonwealth or any political subdivision thereof nor do the Bonds pledge the credit of the Commonwealth of Pennsylvania or any political subdivision thereof nor do the Bonds pledge the credit of the Authority (other than to the limited extent described above). The Authority has no taxing power.
This opinion is given as of the date hereof. No opinion is expressed as to any matter not set forth in the numbered paragraphs herein. We make no undertaking to supplement this opinion if facts or circumstances hereafter come to our attention or changes in law occur after the date hereof. This opinion is rendered solely in connection with the original delivery and payment for the Bonds on the date hereof, and may not be relied upon for any other purpose. This opinion may not be relied upon by any other person, including any purchaser of the Bonds from the Underwriter or otherwise or for any other purpose, nor may this opinion be distributed, quoted or disclosed to any person, firm or entity without the Office of Chief Counsel’s prior written consent in each instance.
The opinions herein expressed are issued by the Pennsylvania Department of Community and Economic Development Office of Chief Counsel, a division of the Commonwealth of Pennsylvania Office of General Counsel, each of which is an executive agency of the Commonwealth of Pennsylvania and not by any individual attorney therein either individually or as an employee of the Commonwealth of Pennsylvania.
OFFICE OF CHIEF COUNSEL

EXHIBIT “C”
Opinions of Dilworth Paxson LLP, counsel to the Company, and the Company’s Senior Vice President-Law and Administration
November __, 2009
Pennsylvania Economic Development
     Financing Authority
400 North 4th Street, 4th Floor
Harrisburg, Pennsylvania 17120-0225
Jefferies & Company, Inc., as representative
9 Orchard View
Chadds Ford, PA 19317

RE:	$74,685,000 Aggregate Principal Amount of Pennsylvania Economic Development Financing Authority Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project) Series B of 2009
Ladies and Gentlemen:
We have acted as counsel to Aqua Pennsylvania, Inc. (the “Company”) in connection with (i) the issuance by Pennsylvania Economic Development Financing Authority (the “Authority”), and the sale to Jefferies & Company, Inc., as representative of itself, Janney Montgomery Scott LLC and PNC Capital Markets LLC, as underwriters (the “Underwriters”) pursuant to that certain Bond Purchase Agreement dated October 20, 2009 (the “Purchase Agreement”) among the Company, the Authority and the Underwriters, of $74,685,000 aggregate principal amount of Pennsylvania Economic Development Financing Authority Water Facilities Revenue Bonds (Aqua Pennsylvania, Inc. Project) Series B of 2009 (the “Authority Bonds”), and (ii) the issuance and delivery of $62,165,000 principal amount of the Company’s First Mortgage Bond, 5.00% Series due 2040 and $12,520,000 principal amount of the Company’s First Mortgage Bond, 4.75% Series due 2040 (collectively, the “First Mortgage Bond”), issued under an Indenture of Mortgage (the “Original Mortgage”) dated as of January 1, 1941, as amended and supplemented by supplemental indentures thereto, including the Forty-fifth Supplemental Indenture dated as of October 15, 2009 (the “Forty-fifth Supplemental Indenture”) under which The Bank of New York Mellon Trust Company, N.A. is trustee (the “Mortgage Trustee”). The Original Mortgage as amended and supplemented is hereinafter called the “Mortgage”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

C-1

We have examined and reviewed, among other things:
(a)	a copy of the Articles of Incorporation of the Company, as amended and restated and now in effect;

(b)	a copy of the bylaws of the Company as now in effect;

(c)
resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Purchase Agreement, the Financing Agreement, the Forty-fifth Supplemental Indenture, the First Mortgage Bond, the Continuing Disclosure Agreement and the Official Statement;

(d)	the Purchase Agreement;

(e)	the Financing Agreement dated as of October 15, 2009 (the “Financing Agreement”) between the Authority and the Company;

(f)
the Continuing Disclosure Agreement dated as of October 15, 2009 (the “Continuing Disclosure Agreement”) between the Company and U.S. Bank National Association, as initial dissemination agent and as trustee for the Authority Bonds;

(g)	the Official Statement relating to the Authority Bonds dated October _____, 2009, (the “Official Statement”);

(h)
the Securities Certificate relating to the issue and sale of the First Mortgage Bond, filed by the Company with the Pennsylvania Public Utility Commission pursuant to the provisions of Chapter 19 of the Pennsylvania Public Utility Code, and a copy of the Order of the Public Utility Commission dated October 15, 2009 registering such Securities Certificate, certified by the Secretary of the Pennsylvania Public Utility Commission;

(i)	a Subsistence Certificate from the Secretary of the Commonwealth with respect to the Company;

(j)
executed counterparts of the Original Mortgage and of the Forty-fifth Supplemental Indenture supplemental thereto and evidence satisfactory to us of the due recordation thereof in the Counties of Adams, Berks, Bradford, Bucks, Carbon, Chester, Clarion, Columbia, Crawford, Cumberland, Delaware, Forest, Juniata, Lackawanna, Lawrence, Lehigh, Luzerne, Mercer, Monroe, Montgomery, Northampton, Northumberland, Pike, Schuylkill, Snyder, Susquehanna, Venango, Warren, Wayne and Wyoming, Pennsylvania;

(k)
the documents delivered to the Mortgage Trustee in connection with the authentication of the First Mortgage Bond pursuant to the provisions of Sections 2(B) and 3 of Article IV of the Original Mortgage;

(l)	the First Mortgage Bond delivered to U.S. Bank National Association, as trustee for the Authority Bonds at the Closing held today;

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(m)	the certificates of the Company and other documents delivered to the Mortgage Trustee at the Closing;

(n)
a certificate of the Company and various bringdown title searches by various title insurance companies in the Counties of Adams, Berks, Bradford, Bucks, Carbon, Chester, Clarion, Columbia, Crawford, Cumberland, Delaware, Forest, Juniata, Lackawanna, Lawrence, Lehigh, Luzerne, Mercer, Monroe, Montgomery, Northampton, Northumberland, Pike, Schuylkill, Snyder, Susquehanna, Venango, Warren, Wayne and Wyoming, Pennsylvania, each dated as of a recent date (collectively, “Title Searches”), as to matters relating to title to real estate and the lien of the Mortgage thereon, on which certificate and searches we are relying for the purposes of this opinion; and

(o)	various certificates of officers of the Company relating to title to real property and the priority of any lien thereon.
In rendering this opinion, we have assumed that all signatures on documents and instruments examined by us are genuine (except signatures of the Company on the Purchase Agreement, the Forty-fifth Supplemental Indenture, the Financing Agreement, the First Mortgage Bond and the Continuing Disclosure Agreement (collectively, the “Company Documents”) and the Official Statement), the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also assumed, with your permission, that none of the signatories of the documents and instruments referred to above is an affiliate of the Company within the meaning of 66 Pa.C.S. §2101 (1989).
As to questions of fact material to the opinions hereinafter expressed, we have relied solely and without investigation upon certificates of public officials, certificates of officers of the Company and the representations of the Company contained in the Company Documents (including the exhibits and schedules to such documents) and the certificates and other documents delivered pursuant thereto. To the extent that the opinions contained herein are given to the best of our knowledge, such knowledge means the actual knowledge of those attorneys within our firm who have provided substantive representation to the Company in connection with this financing, without investigation and inquiry, and does not include matters of which such attorneys could be deemed to have constructive knowledge.
In rendering this opinion, we have also assumed that each of the Company Documents has been duly authorized, executed and delivered by each party thereto (other than the Company) and that each of the Company Documents is binding and enforceable against each such party in accordance with its respective terms.
Further, as to matters relating to title to real estate and the lien of the Mortgage, we have relied exclusively upon various certificates of officers of the Company and the Title Searches and we have not made, nor undertaken to make, any investigation or inquiry with respect to title to real property or the priority of any lien thereon.

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We are generally familiar with the Company’s operations as a public utility within the Commonwealth of Pennsylvania (the “Commonwealth”).
Based upon the foregoing and such other examination of fact and law as we have deemed necessary for purposes of this opinion, we are of the opinion that:
1. The Company was organized and subsists under the laws of the Commonwealth, with power (corporate and other) to own its properties and conduct its business as described in the Official Statement.
2. The Company has the corporate power and authority to enter into and perform the Company Documents. The execution, delivery and performance by the Company of the Company Documents have been duly authorized by all requisite corporate action.
3. The Purchase Agreement, the Financing Agreement and the Continuing Disclosure Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
4. The First Mortgage Bond has been duly authorized, executed, authenticated, issued and delivered and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and entitled to the benefits provided by the Mortgage.
5. The First Mortgage Bond is not subject to the registration requirements of the 1933 Act.
6. The Mortgage constitutes a direct, valid and enforceable mortgage lien (except as enforceability of such lien may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights) upon all of the properties and assets of the Company (not heretofore released as provided for in the Mortgage) specifically or generally described or referred to in the Mortgage as being subject to the lien thereof, except for permitted liens under the Mortgage. The Original Mortgage, either separately or as an exhibit to the Thirty-Fifth Supplemental Indenture dated as of January 1, 2002, an exhibit to the Thirty-Eighth Supplemental Indenture dated as of November 15, 2004, as an exhibit to the Forty-First Supplemental Indenture dated as of January 1, 2007, or as an exhibit to the Forty-third Supplemental Indenture dated as of December 1, 2008, and the Forty-fifth Supplemental Indenture have been properly recorded in the Counties of Adams, Berks, Bradford, Bucks, Carbon, Chester, Clarion, Columbia, Crawford, Cumberland, Delaware, Forest, Juniata, Lackawanna, Lawrence, Lehigh, Luzerne, Mercer, Monroe, Montgomery, Northampton, Northumberland, Pike, Schuylkill, Snyder, Susquehanna, Venango, Warren, Wayne and Wyoming in the Commonwealth and such recordations are the only recordations necessary in order to establish, preserve, protect and perfect the lien of the Mortgage on all real estate and fixed property of the Company (excluding easement and other similar rights) described in the Mortgage as subject to the lien thereof.

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7. In each of the following cases with such exceptions as are not material and do not interfere with the conduct of the business of the Company, the Company has good and marketable title to all of its real property currently held in fee simple; good and marketable title to all of its other interests in real property (other than to certain rights of way, easements, occupancy rights, riparian and flowage rights, licenses, leaseholds, and real property interests of a similar nature); and good and marketable title to all personal property owned by it; in each case free and clear of all liens, encumbrances and defects except such as may be described in the Official Statement, the lien of the Mortgage, permitted liens under the Mortgage or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.
8. The Company is not a holding company, a registered holding company or an affiliate of a registered holding company within the meaning of the Public Utility Company Holding Act of 1935, as amended.
9. The provisions of the Mortgage and the First Mortgage Bond conform in all material respects as to legal matters to the descriptions thereof in the Official Statement.
Without having undertaken to determine independently the accuracy, completeness and fairness of the statements contained in the Official Statement, nothing has come to our attention in connection with our representation of the Company in respect of the issuance of the First Mortgage Bond which leads us to believe that the information with respect to the Company contained in the Official Statement (including Appendix A thereto and the information incorporated therein by reference, but excluding the financial and statistical data and projections, forecasts, numbers, estimates, assumptions and expressions of opinion therein, as to which we express no belief) contains any untrue statement of a material fact or omits to state a material fact which is required to be stated therein or which is necessary to make such information and descriptions, in the light of the circumstances under which they were made, not misleading in any material respect.
The foregoing opinions are subject to the following qualifications:
(i) The opinions expressed in paragraphs 3 and 4 are subject to the qualifications that the enforceability of the Purchase Agreement, the Financing Agreement, the First Mortgage Bond and the Continuing Disclosure Agreement are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application relating to or affecting creditors’ rights, (ii) certain provisions of Pennsylvania law affecting the availability of certain remedies, and (iii) the further qualification that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.
(ii) Our opinions are subject to limitations imposed by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in proceedings at law or in equity).
(iii) We express no opinion as to the enforceability with respect to any provisions purporting to waive the effect of applicable laws and remedies and any provisions releasing any party from, or requiring indemnification for, liability for gross negligence, recklessness or willful misconduct.

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(iv) Any requirements in any of the documents specifying that provisions of a document may only be waived in writing may not be enforced to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such document.
(v) We express no opinion as to the applicability to the transactions contemplated by the Company Documents of Section 548 of the Bankruptcy Code or any applicable state law relating to fraudulent transfers and obligations.
(vi) Other applicable local, state and federal laws, regulations and ordinances, court decisions and constitutional requirements may limit or render unenforceable certain of the rights or remedies contained in the Company Documents, but in our opinion, none of the same would materially impair the practical realization of the benefits intended to be provided by the Company pursuant to the Company Documents.
(vii) Our opinion is limited in all respects to the laws of the Commonwealth in effect as of the date hereof and we express no opinion as to the laws of any other jurisdiction.
(viii) This opinion is limited to the matters set forth herein, no opinion may be inferred or implied beyond the matters expressly stated herein, and our statements contained in the opinion portion of this letter must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter.
(ix) The opinions herein are expressed as of the date hereof only and not as of some future date. We undertake no responsibility to advise you of any change in law or new laws, regulations or judicial decisions in the future. Nor do we assume any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention. References to “laws,” “regulations” and “judicial decisions” herein shall include only officially published laws and regulations of the Commonwealth of Pennsylvania.
This opinion is solely for the benefit of each of you and the benefit of any subsequent holder of the First Mortgage Bond or the Authority Bonds and may not be relied upon by any other person or for any other purpose.
Very truly yours,

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